UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20459

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report:  November 13, 2024

(Date of earliest event reported)

LTC PROPERTIES, INC.

(Exact name of Registrant as specified in its charter)

Maryland	1-11314	71-0720518
(State or other jurisdiction of	(Commission file number)	(I.R.S. Employer
incorporation or organization)		Identification No)

3011 Townsgate Road, Suite 220

Westlake Village, CA 91361

(Address of principal executive offices)

(805) 981-8655

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	LTC	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry Into a Material Definitive Agreement

On November 13, 2024, LTC Properties, Inc. (the “Company”) entered into an equity distribution agreement (the “Agreement”) with Citizens JMP Securities, LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., and Wedbush Securities Inc., acting in their capacity as principal, sales agent and/or (except in the case of Wedbush Securities, Inc.) forward seller, and each of the Forward Purchasers (as defined below), relating to the offer and sale by the Company, from time to time, of up to $400,000,000 in aggregate offering price of shares (the “Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”). The Company refers to these entities, when acting in their capacity as sales agents, individually as a “Sales Agent” and collectively as “Sales Agents.” The Company refers to these entities, when acting as agents for the Forward Purchasers, individually as a “Forward Seller” and collectively as “Forward Sellers.” The Company also entered into separate Master Forward Confirmations on November 13, 2024 (each, a “Master Forward Confirmation”) between the Company and each of Citizens JMP Securities, LLC, Bank of Montreal, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association, and Huntington Securities, Inc. (the “Forward Purchasers”), the form of which is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

Sales of the Shares, if any, may be made in negotiated transactions, which may include block trades, or transactions that are deemed to be “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, as amended (“Securities Act”), including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange.

The Agreement provides that, in addition to the issuance and sale of the Shares through the Sales Agents, the Company may enter into forward sale agreements pursuant to the Master Forward Confirmations. In connection with any forward sale agreement pursuant to the relevant Master Forward Confirmation, the relevant Forward Purchaser will borrow from third parties and, through the relevant Forward Seller, sell a number of shares of Common Stock equal to the number of shares of Common Stock underlying the particular forward sale agreement. In no event will the aggregate number of shares sold through the Sales Agents or the Forward Sellers under the Agreement and the Master Forward Confirmations have an aggregate sales price in excess of $400,000,000.

The Company intends to use the net proceeds from the sale of the Shares to pay down amounts outstanding under its unsecured revolving line of credit, to fund acquisitions and originations, for working capital and other general corporate purposes, or a combination of the foregoing. The Company will not initially receive any proceeds from the sale of borrowed shares of Common Stock by a Forward Seller. The Company expects to fully physically settle each particular forward sale agreement with the relevant Forward Purchaser on one or more dates specified by the Company on or prior to the maturity date of that particular forward sale agreement, in which case the Company will expect to receive aggregate net cash proceeds at settlement equal to the number of shares underlying the particular forward sale agreement multiplied by the relevant forward sale price. However, the Company may also elect to cash settle or net share settle a particular forward sale agreement, in which case the Company may not receive any proceeds from the issuance of shares, and the Company will instead receive or pay cash (in the case of cash settlement) or receive or deliver shares of Common Stock (in the case of net share settlement).

Subject to the terms of the Agreement, each Sales Agent, if acting as Sales Agent, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Shares, as instructed by the Company. The Company will pay the Sales Agents a commission that will not exceed, but may be lower than, 2.0% of the gross sales price of all Shares sold through the Sales Agents under the Agreement. In connection with each forward sale, the Company will pay the relevant Forward Seller, in the form of a reduced initial forward sale price under the related forward sale agreement with the related Forward Purchaser, commissions at a mutually agreed rate that will not exceed, but may be lower than, 2.0% of the gross sales price of all borrowed Shares sold by it as a Forward Seller. Under the terms of the Agreement, the Company may also sell Shares to a Sales Agent as principal for its own account at a price agreed upon in writing at the time of sale. The Agreement contains customary representations, warranties and agreements by the Company, indemnification obligations of the Company and the Sales Agents, including for liabilities under the Securities Act, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.

The Shares will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-283158), which initially became effective upon filing with the Securities and Exchange Commission (“SEC”) on November 12, 2024, and a prospectus supplement dated November 13, 2024, filed with the SEC pursuant to Rule 424(b) under the Securities Act. A copy of the opinion of Ballard Spahr LLP relating to the legality of the issuance and sale of the Shares in the offering is attached as Exhibit 5.1 hereto. A copy of the opinion of Reed Smith LLP relating to tax matters is attached as Exhibit 8.1 hereto.

The Agreement and the form of Master Forward Confirmation are filed as Exhibit 1.1 and Exhibit 99.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference. The descriptions of the material terms of the Agreement and the form of Master Forward Confirmation are qualified in their entirety by reference to Exhibit 1.1 and Exhibit 99.1, respectively.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any securities of the Company, nor shall there be any sale of such securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Item 1.02. Termination of a Material Definitive Agreement

On November 13, 2024, upon entering into the Agreement, the Company terminated its equity distribution agreements with each of KeyBanc Capital Markets Inc. and JMP Securities LLC n/k/a Citizens JMP Securities, LLC, each dated March 1, 2019, and its equity distribution agreement with Huntington Securities, Inc., dated November 19, 2021 (collectively, the “Original Agreements”) in order to enter into the Agreement described in Item 1.01 of this Current Report. The Original Agreements were terminable at will by the parties thereto with no penalty. The Original Agreements established an at-the-market program through which the Company had the right to sell, from time to time and at its sole discretion, shares of Common Stock having an aggregate offering price of up to $200,000,000. At the time of such termination, shares of Common Stock having an aggregate gross sales price of approximately $1.5 million remained unsold under the Original Agreements.

Item 9.01. - Financial Statements and Exhibits

1.1	Equity Distribution Agreement, dated November 13, 2024, by and among LTC Properties, Inc. and Citizens JMP Securities, LLC, BMO Capital Markets Corp., KeyBanc Capital Markets Inc., Wells Fargo Securities, LLC, Huntington Securities, Inc., and Wedbush Securities Inc., as principals, sales agents and/or (except in the case of Wedbush Securities, Inc.) forward sellers, as applicable, and Citizens JMP Securities, LLC, Bank of Montreal, KeyBanc Capital Markets Inc., Wells Fargo Bank, National Association, and Huntington Securities, Inc., as forward purchasers

5.1	Opinion of Ballard Spahr LLP regarding the legality of the Shares

8.1	Opinion of Reed Smith LLP regarding certain tax matters

23.1	Consent of Ballard Spahr LLP (included in Exhibit 5.1)

23.1	Consent of Reed Smith LLP (included in Exhibit 8.1)

99.1	Form of Master Forward Confirmation

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

LTC PROPERTIES, INC.

Dated: November 13, 2024	By:	/s/ Wendy L. Simpson
Wendy L. Simpson
Chairman & Chief Executive Officer